SHARE PURCHASE AGREEMENT

                             PIONEER SERIES TRUST VI

                            On behalf of its series,

                           Pioneer Floating Rate Fund
                                  (the "Fund")

     This Agreement is made as of the 30th day of January, 2007 between Pioneer Funds Distributor, Inc., a Delaware corporation ("PFD"), and Pioneer Series Trust VI, a Delaware statutory trust (the "Trust"), on behalf of the Fund.

     WHEREAS, the Fund wishes to sell to PFD, and PFD wishes to purchase from the Fund, shares of beneficial interest of each class of shares of the Fund in the amounts listed on Appendix A hereto (collectively, the "Shares"); and

     WHEREAS, PFD is purchasing the Shares for the purpose of acquiring the initial Shares of the Fund.

     NOW, THEREFORE, the parties hereto agree as follows:

     1. Simultaneously with the execution of this Agreement, PFD is delivering to the Fund payment in the amount listed on Appendix A hereto in full payment for the Shares.

     2. PFD agrees that it is purchasing the Shares for investment and has no present intention of redeeming or reselling the Shares.

     Executed as of the date first set forth above.


                                      PIONEER FUNDS DISTRIBUTOR, INC.

                                      /s/ Steven M. Graziano
                                      By:  Steven M. Graziano
                                      Its: Executive Vice President

                                      PIONEER SERIES TRUST VI
                                         On behalf of its series,
                                        Pioneer Floating Rate Fund


                                           /s/ Vincent Nave
                                      By:  Vincent Nave
                                      Its: Treasurer
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                                                                      Appendix A


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                        Total Purchase Price Paid to Fund
--------------------------------------------------------------------------------
Pioneer Floating Rate Fund
--------------------------------------------------------------------------------
Class A                                        $35,000
--------------------------------------------------------------------------------
Class C                                        $35,000
--------------------------------------------------------------------------------
Class Y                                        $35,000
--------------------------------------------------------------------------------